10f-3 Transactions Summary*

* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund

Select High Yield Bond Fund

Security

Avis Budget Car Rental, LLC.
Advisor

EIMCO
Transaction
-----------
 Date
-----
4/12/2006
Cost
----
$2,325,000
Offering Purchase
-----------------
0.62%
Broker
------
JP Morgan
Underwriting
------------
Syndicate
---------
Members
-------
JP Morgan
Deutsche Bank Securities
Banc of America Securities LLC
Citigroup
Wachovia Securities

Fund

Core Bond Fund

Security

BRE Properties, Inc.
Advisor

EIMCO
Transaction
-----------
 Date
-----
5/12/2005
Cost
----
$17,000,000
Offering Purchase

11.33%

Broker

Banc of America Securities LLC
Underwriting
------------
Syndicate
---------
Members
-------
Banc of America Securities LLC
J.P. Morgan Securities Inc.
Commerzbank Corporates & Markets
Wachovia Securities, Inc.
Keybanc Capital Markets